Exhibit 99.1

DONNELLEY FINANCIAL REPORTS FOURTH-QUARTER 2018 RESULTS

Chicago, February 27, 2019 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the fourth quarter 2018.

Highlights:

	Fourth-quarter 2018	Full-year 2018(1)
Net sales	$200.3 million	$963.0 million
GAAP Net earnings (loss)	($1.0) million	$73.6 million
Non-GAAP Adjusted EBITDA(2)	$19.4 million	$154.9 million
Operating Cash Flow	$55.9 million	$66.3 million
Free Cash Flow(2)	$41.6 million	$29.2 million

(1) Full-year 2018 results include a partial year of the Language Solutions business, which was sold in July 2018

(2) Non-GAAP Adjusted EBITDA and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below. See the tables below for amounts and reconciliations to the most comparable GAAP measures.

•	SaaS net sales increased by 19.3% from the fourth quarter of 2017, and represented 22.0% of fourth-quarter net sales
•	Reduced outstanding debt by $95.6 million during 2018, ending the year with total debt of $362.7 million, and cash of $47.3 million
•	Acquired eBrevia, a leading SaaS contract review and analysis solution, on December 18, 2018 for a total consideration of approximately $23.2 million, net of cash acquired
•	Company issues full-year 2019 guidance

“We are pleased with the progress we made against the initiatives we shared at our Investor Day last May,” said Daniel N. Leib, DFIN's president and chief executive officer. “The investments that we have made in 2018 will help further propel us toward meeting our long-term strategic objectives.”

Leib continued, “The momentum of our SaaS offerings continues to build, as demonstrated by the 19.3% increase in fourth-quarter SaaS net sales.  While we continue to look for opportunities to accelerate our strategic transformation, we remain disciplined in our approach to capital allocation, as reflected in our year-end net leverage of 2.0x.”

“Market volatility adversely impacted capital markets transactional activity in the latter half of the fourth quarter. Specifically, the global IPO market experienced a significant year-over-year decline in deal volume, and there were no high yield debt deals completed in December. The government shutdown negatively impacted activity at year end and into the first quarter.  Since the SEC’s reopening in late January, we have seen robust market activity and good share performance that has resulted in a strong pipeline,” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2018 were $200.3 million, a decrease of $24.5 million, or 10.9%, from the fourth quarter of 2017 driven largely by the disposition of the Language Solutions business.  After adjusting for the sale of Language Solutions, the impact of the adoption of the new revenue recognition standard(1) and changes in foreign exchange rates, organic sales decreased 1.4% from the fourth quarter of 2017. The decrease was exclusively driven by U.S. Capital Markets which was down 13.1% on an organic basis due to lower transactional activity, partially offset by growth in global SaaS offerings, higher International transactional activity, and higher mutual funds volume in U.S. Investment Markets.

(1)

On January 1, 2018, the Company adopted the Accounting Standards Update No. 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("the new revenue recognition standard") using the modified retrospective approach applied to contracts that were not completed as of January 1, 2018.

GAAP Earnings

Fourth-quarter 2018 net loss was $1.0 million, or $0.03 loss per diluted share, compared to a net loss of $23.7 million, or $0.71 loss per diluted share, in the fourth quarter of 2017.  Fourth-quarter 2017 net loss included additional income tax expense of $22.4 million, or $0.67 per diluted share, related to the impact of the U.S. Tax Cuts and Jobs Act. The fourth-quarter net losses included after-tax (income)/charges of ($1.1) million and $28.4 million in 2018 and 2017, respectively, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Net Earnings

Non-GAAP adjusted EBITDA in the fourth quarter of 2018 was $19.4 million, compared to $32.1 million in the fourth quarter of 2017.  Non-GAAP adjusted EBITDA margin in the fourth quarter of 2018 was 9.7%, 460 basis points lower than in the fourth quarter of 2017.  This decrease was primarily driven by lower transactional activity in U.S. Capital Markets, the sale of Language Solutions and a legal settlement, partially offset by the growth in our global SaaS offerings and lower variable compensation.

Non-GAAP net loss totaled $2.1 million, or $0.06 loss per diluted share, in the fourth quarter of 2018 compared to non-GAAP net earnings of $4.7 million, or $0.14 earnings per diluted share, in the fourth quarter of 2017.  Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings, as well as non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

2019 Guidance

The Company provides the following full-year guidance for 2019.

2019 Guidance
Net sales	$910 to $940 million
Non-GAAP adjusted EBITDA	$145 to $155 million
Depreciation and amortization	Approximately $48 million
Interest expense	Approximately $35 million
Non-GAAP effective tax rate	29% to 31%
Diluted share count	Approximately 35 million
Capital expenditures	$40 to $45 million
Free cash flow(1)	$40 to $45 million

(1)	Defined as operating cash flow less capital expenditures.

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.”  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, acquisition-related expenses, gains or losses on investments and business disposals and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

Donnelley Financial will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Wednesday, February 27, 2019, at 9:00 a.m. Eastern time (8:00 a.m. Central time).  The live webcast will be accessible on Donnelley Financial’s web site at investor.dfinsolutions.com.  Individuals wishing to participate on the call must register in advance at http://www.meetme.net/DFIN.  After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference.  A webcast replay will be archived on the Company’s web site for 30 days after the call.  In addition, a telephonic replay of the call will be available for seven days at 888.843.7419, passcode 4816 5752#.

About Donnelley Financial

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales.  The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance.  The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

Our non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations.  These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures.  By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates, the impact of the new revenue recognition standard and the purchase or disposition of businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Donnelley Financial and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about Donnelley Financial management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Donnelley Financial believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Donnelley Financial’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Donnelley Financial’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in Donnelley Financial’s periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in Donnelley Financial's Form 10-K for the fiscal year ended December 31, 2017, those discussed under “Cautionary Statement” in Donnelley Financial’s quarterly Form 10-Q filings, and in other investor communications of Donnelley Financial’s from time to time. Donnelley Financial does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Consolidated Balance Sheets

As of December 31, 2018 and December 31, 2017

(UNAUDITED)

(in millions, except per share data)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$47.3	$52.0
Receivables, less allowances for doubtful accounts of $7.9 in 2018 (2017 - $7.3)	172.9	165.2
Inventories	12.1	23.3
Prepaid expenses and other current assets	16.7	29.6
Total Current Assets	249.0	270.1
Property, plant and equipment - net	32.2	34.7
Software - net	47.8	41.1
Goodwill	450.0	447.4
Other intangible assets - net	37.2	39.9
Deferred income taxes	9.7	22.2
Other noncurrent assets	42.8	38.1
Total Assets	$868.7	$893.5

Liabilities
Accounts payable	$72.4	$67.8
Accrued liabilities	126.0	119.2
Total Current Liabilities	198.4	187.0
Long-term debt	362.7	458.3
Deferred compensation liabilities	19.5	22.8
Pension and other postretirement benefits plan liabilities	51.3	52.5
Other noncurrent liabilities	10.8	23.5
Total Liabilities	642.7	744.1

Equity
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued: 34.2 shares in 2018 (2017 - 33.8 shares)	0.3	0.3
Treasury stock, at cost: 0.1 shares in 2018 (2017 - less than 0.1 shares)	(2.4)	(0.9)
Additional paid-in capital	216.5	205.7
Retained earnings	94.3	8.9
Accumulated other comprehensive loss	(82.7)	(64.6)
Total Equity	226.0	149.4
Total Liabilities and Equity	$868.7	$893.5

Donnelley Financial Solutions, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31,						For the Twelve Months Ended December 31,
	2018 GAAP	ADJUSTMENTS TO NON-GAAP	2018 NON-GAAP	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP	2018 GAAP	ADJUSTMENTS TO NON-GAAP	2018 NON-GAAP	2017 GAAP	ADJUSTMENTS TO NON-GAAP	2017 NON-GAAP
Services net sales	$132.1	$—	$132.1	$160.7	$—	$160.7	$618.0	$—	$618.0	$632.1	$—	$632.1
Products net sales	68.2	—	68.2	64.1	—	64.1	345.0	—	345.0	372.8	—	372.8
Total net sales	200.3	—	200.3	224.8	—	224.8	963.0	—	963.0	1,004.9	—	1,004.9
Services cost of sales (1)	75.4	—	75.4	88.5	—	88.5	328.8	—	328.8	328.7	—	328.7
Services cost of sales with R.R. Donnelley affiliates (1) (2)	—	—	—	—	—	—	—	—	—	19.5	—	19.5
Products cost of sales (1)	54.4	—	54.4	50.2	—	50.2	258.5	—	258.5	240.9	—	240.9
Products cost of sales with R.R. Donnelley affiliates (1) (2)	—	—	—	—	—	—	—	—	—	32.3	—	32.3
Total cost of sales (1)	129.8	—	129.8	138.7	—	138.7	587.3	—	587.3	621.4	—	621.4
Selling, general and administrative expenses (SG&A) (1) (3)	54.4	(3.3)	51.1	62.5	(8.5)	54.0	258.2	(37.4)	220.8	236.2	(23.5)	212.7
Restructuring, impairment and other charges - net	0.3	(0.3)	—	0.7	(0.7)	—	4.4	(4.4)	—	7.1	(7.1)	—
Depreciation and amortization	12.7	—	12.7	12.8	—	12.8	45.8	—	45.8	44.5	—	44.5
Other operating income (4)	(0.3)	0.3	—	—	—	—	(53.8)	53.8	—	—	—	—
Income from operations	3.4	3.3	6.7	10.1	9.2	19.3	121.1	(12.0)	109.1	95.7	30.6	126.3
Interest expense - net	9.5	—	9.5	10.2	—	10.2	36.7	—	36.7	42.9	—	42.9
Investment and other income - net (3) (5)	(2.7)	1.8	(0.9)	(0.9)	—	(0.9)	(18.3)	13.6	(4.7)	(3.4)	—	(3.4)
Earnings (loss) before income taxes	(3.4)	1.5	(1.9)	0.8	9.2	10.0	102.7	(25.6)	77.1	56.2	30.6	86.8
Income tax expense (benefit)	(2.4)	2.6	0.2	24.5	(19.2)	5.3	29.1	(5.4)	23.7	46.5	(10.1)	36.4
Net earnings (loss)	$(1.0)	$(1.1)	$(2.1)	$(23.7)	$28.4	$4.7	$73.6	$(20.2)	$53.4	$9.7	$40.7	$50.4
Net earnings (loss) per share:
Basic net earnings (loss) per share	$(0.03)		$(0.06)	$(0.71)		$0.14	$2.18		$1.58	$0.29		$1.52
Diluted net earnings (loss) per share	$(0.03)		$(0.06)	$(0.71)		$0.14	$2.16		$1.57	$0.29		$1.51
Weighted average number of common shares outstanding (2):
Basic	33.9		33.9	33.6		33.6	33.8		33.8	33.1		33.1
Diluted	33.9		33.9	33.6		33.6	34.0		34.0	33.3		33.3
Additional information:
Gross margin (1)	35.2%		35.2%	38.3%		38.3%	39.0%		39.0%	38.2%		38.2%
SG&A as a % of total net sales (1)	27.2%		25.5%	27.8%		24.0%	26.8%		22.9%	23.5%		21.2%
Operating margin	1.7%		3.3%	4.5%		8.6%	12.6%		11.3%	9.5%		12.6%
Effective tax rate	70.6%		nm	nm		53.0%	28.3%		30.7%	82.7%		41.9%

(1)	Exclusive of depreciation and amortization
(2)

Beginning in the quarter ended June 30, 2017, LSC Communications, Inc. (“LSC”) no longer qualified as a related party, therefore the amounts disclosed related to LSC are presented through March 31, 2017 only. Beginning in the quarter ended September 30, 2017, R.R. Donnelley & Sons Company ("RRD") no longer qualified as a related party, therefore the amounts disclosed related to RRD are presented through June 30, 2017 only.

(3)

During the first quarter of 2018, the Company adopted Accounting Standards Update No. 2017-07 “Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” ("ASU 2017-07"), which resulted in the presentation of net pension income within investment and other income in the consolidated statement of operations instead of selling, general and administrative expenses. Prior period net pension income was also reclassified.

(4)	Gain on sale of Language Solutions business
(5)	Includes gain on equity investment and gain on eBrevia investment for the twelve months ended December 31, 2018

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2018					For the Twelve Months Ended December 31, 2018
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$54.4	$3.4	1.7%	$(1.0)	$(0.03)	$258.2	$121.1	12.6%	$73.6	$2.16
Non-GAAP adjustments:
Gain on sale of business	—	(0.3)	(0.1%)	(0.2)	(0.01)	—	(53.8)	(5.6%)	(38.6)	(1.14)
Gain on equity investment	—	—	0.0%	—	—	—	—	0.0%	(8.5)	(0.25)
Gain on eBrevia investment	—	—	0.0%	(1.5)	(0.04)	—	—	0.0%	(1.5)	(0.04)
Restructuring, impairment and other charges - net	—	0.3	0.1%	0.2	0.01	—	4.4	0.4%	3.2	0.09
Spin-off related transaction expenses	(0.2)	0.2	0.1%	0.1	0.00	(20.1)	20.1	2.1%	14.6	0.43
Share-based compensation expense	(2.0)	2.0	1.0%	1.4	0.04	(9.2)	9.2	0.9%	6.7	0.20
Disposition-related expenses	(0.3)	0.3	0.1%	0.3	0.01	(6.8)	6.8	0.7%	5.0	0.15
Acquisition-related expenses	(0.3)	0.3	0.1%	0.3	0.01	(0.8)	0.8	0.1%	0.6	0.02
Investor-related expenses	(0.5)	0.5	0.3%	0.4	0.01	(0.5)	0.5	0.1%	0.4	0.01
Income tax adjustments (1)	—	—	0.0%	(2.1)	(0.06)	—	—	0.0%	(2.1)	(0.06)
Total Non-GAAP adjustments	(3.3)	3.3	1.6%	(1.1)	(0.03)	(37.4)	(12.0)	(1.3%)	(20.2)	(0.59)
Non-GAAP measures	$51.1	$6.7	3.3%	$(2.1)	$(0.06)	$220.8	$109.1	11.3%	$53.4	$1.57

	For the Three Months Ended December 31, 2017					For the Twelve Months Ended December 31, 2017
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$62.5	$10.1	4.5%	$(23.7)	$(0.71)	$236.2	$95.7	9.5%	$9.7	$0.29
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	0.7	0.3%	0.3	0.01	—	7.1	0.7%	4.2	0.13
Spin-off related transaction expenses	(6.7)	6.7	3.0%	4.4	0.13	(16.5)	16.5	1.6%	9.9	0.30
Share-based compensation expense	(1.6)	1.6	0.7%	1.2	0.04	(6.8)	6.8	0.7%	4.1	0.12
Acquisition-related expenses	(0.2)	0.2	0.1%	0.1	0.00	(0.2)	0.2	0.1%	0.1	0.00
Income tax adjustments (1)	—	—	0.0%	22.4	0.67	—	—	0.0%	22.4	0.67
Total Non-GAAP adjustments	(8.5)	9.2	4.1%	28.4	0.85	(23.5)	30.6	3.1%	40.7	1.22
Non-GAAP measures	$54.0	$19.3	8.6%	$4.7	$0.14	$212.7	$126.3	12.6%	$50.4	$1.51

(1)

For the three and twelve months ended December 31, 2017 and 2018, income tax adjustments relate to the impact of the U.S. Tax Cuts and Jobs Act, including the transition tax imposed on the Company's accumulated foreign earnings and the remeasurement of the Company's U.S net deferred tax asset.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended December 31, 2018
Net sales	$170.7	$29.6	$—	$200.3
Income (loss) from operations	12.3	0.5	(9.4)	3.4
Operating margin %	7.2%	1.7%	nm	1.7%

Non-GAAP Adjustments
Gain on sale of business	—	(0.3)	—	(0.3)
Restructuring, impairment and other charges - net	0.1	(0.1)	0.3	0.3
Spin-off related transaction expenses	0.9	—	(0.7)	0.2
Share-based compensation expense	—	—	2.0	2.0
Disposition-related expenses	—	0.2	0.1	0.3
Acquisition-related expenses	—	—	0.3	0.3
Investor-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	1.0	(0.2)	2.5	3.3

Non-GAAP income (loss) from operations	$13.3	$0.3	$(6.9)	$6.7
Non-GAAP operating margin %	7.8%	1.0%	nm	3.3%

Depreciation and amortization	10.9	1.7	0.1	12.7
Non-GAAP Adjusted EBITDA	$24.2	$2.0	$(6.8)	$19.4
Non-GAAP Adjusted EBITDA margin %	14.2%	6.8%	nm	9.7%

For the Three Months Ended December 31, 2017
Net sales	$189.7	$35.1	$—	$224.8
Income (loss) from operations	20.1	(0.4)	(9.6)	10.1
Operating margin %	10.6%	(1.1%)	nm	4.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	(0.5)	0.9	0.3	0.7
Spin-off related transaction expenses	6.0	—	0.7	6.7
Share-based compensation expense	—	—	1.6	1.6
Acquisition-related expenses	—	—	0.2	0.2
Total Non-GAAP adjustments	5.5	0.9	2.8	9.2

Non-GAAP income (loss) from operations	$25.6	$0.5	$(6.8)	$19.3
Non-GAAP operating margin %	13.5%	1.4%	nm	8.6%

Depreciation and amortization	10.7	2.1	—	12.8
Non-GAAP Adjusted EBITDA	$36.3	$2.6	$(6.8)	$32.1
Non-GAAP Adjusted EBITDA margin %	19.1%	7.4%	nm	14.3%

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2018
Net sales	$811.8	$151.2	$—	$963.0
Income (loss) from operations	134.0	31.6	(44.5)	121.1
Operating margin %	16.5%	20.9%	nm	12.6%

Non-GAAP Adjustments
Gain on sale of business	(26.6)	(27.2)	—	(53.8)
Restructuring, impairment and other charges - net	2.0	1.8	0.6	4.4
Spin-off related transaction expenses	16.5	—	3.6	20.1
Share-based compensation expense	—	—	9.2	9.2
Disposition-related expenses	—	1.4	5.4	6.8
Acquisition-related expenses	—	—	0.8	0.8
Investor-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	(8.1)	(24.0)	20.1	(12.0)

Non-GAAP income (loss) from operations	$125.9	$7.6	$(24.4)	$109.1
Non-GAAP operating margin %	15.5%	5.0%	nm	11.3%

Depreciation and amortization	39.6	5.7	0.5	45.8
Non-GAAP Adjusted EBITDA	$165.5	$13.3	$(23.9)	$154.9
Non-GAAP Adjusted EBITDA margin %	20.4%	8.8%	nm	16.1%

For the Twelve Months Ended December 31, 2017
Net sales	$847.9	$157.0	$—	$1,004.9
Income (loss) from operations	127.6	7.2	(39.1)	95.7
Operating margin %	15.0%	4.6%	nm	9.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	3.9	2.2	1.0	7.1
Spin-off related transaction expenses	10.0	—	6.5	16.5
Share-based compensation expense	—	—	6.8	6.8
Acquisition-related expenses	—	—	0.2	0.2
Total Non-GAAP adjustments	13.9	2.2	14.5	30.6

Non-GAAP income (loss) from operations	$141.5	$9.4	$(24.6)	$126.3
Non-GAAP operating margin %	16.7%	6.0%	nm	12.6%

Depreciation and amortization	38.2	6.3	—	44.5
Non-GAAP Adjusted EBITDA	$179.7	$15.7	$(24.6)	$170.8
Non-GAAP Adjusted EBITDA margin %	21.2%	10.0%	nm	17.0%

Donnelley Financial Solutions, Inc.

Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2018	2017
Net earnings	$73.6	$9.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	45.8	44.5
Provision for doubtful accounts receivable	4.9	3.9
Share-based compensation	9.2	6.8
Deferred income taxes	10.5	12.4
Changes in uncertain tax positions	—	(0.2)
Net pension plan income	(3.2)	(3.3)
Gain on change in fair value of investment	(13.6)	—
Gain on disposition	(53.8)	—
Gain on investments and other assets - net	—	0.2
Other	2.3	2.8
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(25.3)	18.0
Inventories	(1.6)	0.8
Prepaid expenses and other current assets	1.2	(3.5)
Accounts payable	10.7	(18.3)
Income taxes payable and receivable	9.2	5.4
Accrued liabilities and other	(1.7)	14.4
Pension and other postretirement benefits plan contributions	(1.9)	(2.2)
Net cash provided by operating activities	$66.3	$91.4

Capital expenditures	(37.1)	(27.8)
Acquisition of business, net of cash acquired	(12.5)	—
Sale (purchase) of investment	3.1	(3.4)
Proceeds from disposition	77.5	—
Other investing activities	(0.8)	0.2
Net cash provided by (used in) investing activities	$30.2	$(31.0)

Revolving facility borrowings	360.0	298.5
Payments on revolving facility borrowings	(360.0)	(298.5)
Payments on long-term debt	(97.5)	(133.0)
Proceeds from issuance of common stock	1.2	18.8
Treasury share repurchases	(1.5)	(0.9)
Debt issuance costs	(1.2)	(2.1)
Separation-related payment from R.R. Donnelley	—	68.0
Proceeds from issuance of long-term debt	—	3.1
Other financing activities	—	0.4
Net cash used in financing activities	$(99.0)	$(45.7)
Effect of exchange rate on cash and cash equivalents	(2.2)	1.1
Net (decrease) increase in cash and cash equivalents	(4.7)	15.8
Cash and cash equivalents at beginning of year	52.0	36.2
Cash and cash equivalents at end of period	$47.3	$52.0

Additional Information:
	2018	2017
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$66.3	$91.4
Less: capital expenditures	37.1	27.8
Free cash flow	$29.2	$63.6

	2018	2017
For the Nine Months Ended September 30:
Net cash used in operating activities	$10.4	$33.7
Less: capital expenditures	22.8	20.0
Free cash flow	$(12.4)	$13.7

	2018	2017
For the Three Months Ended December 31:
Net cash provided by operating activities	$55.9	$57.7
Less: capital expenditures	14.3	7.8
Free cash flow	$41.6	$49.9

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2018	$91.4	$79.3	$—	$170.7	$29.6	$200.3

For the Three Months Ended December 31, 2017 (1)	105.6	75.3	8.8	189.7	35.1	224.8

Net sales change	(13.4%)	5.3%	(100.0%)	(10.0%)	(15.7%)	(10.9%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.6%)	(0.4%)

Year-over-year impact of the adoption of the new revenue recognition standard	(0.3%)	1.2%	—%	0.3%	0.6%	0.3%

Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(4.7%)	(35.4%)	(9.4%)

Net organic sales change (2)	(13.1%)	4.1%	—%	(5.6%)	21.7%	(1.4%)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2018	$456.0	$342.1	$13.7	$811.8	$151.2	$963.0

For the Twelve Months Ended December 31, 2017 (1)	455.4	367.2	25.3	847.9	157.0	1,004.9

Net sales change	0.1%	(6.8%)	(45.8%)	(4.3%)	(3.7%)	(4.2%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	1.7%	0.3%

Year-over-year impact of the adoption of the new revenue recognition standard	—%	(0.2%)	—%	(0.1%)	0.3%	—%

Year-over-year impact of the Language Solutions disposition	—%	—%	(50.5%)	(1.5%)	(14.2%)	(3.6%)

Net organic sales change (2)	0.1%	(6.6%)	4.7%	(2.7%)	8.5%	(0.9%)

(1)

Certain prior year amounts were restated to conform to the Company’s current reporting unit structure. The former Language Solutions and other reporting unit has been renamed “Language Solutions.” Certain results previously included within the former Language Solutions and other reporting unit are now included within the Investment Markets reporting unit.

(2)	Adjusted for the impact of changes in FX rates, the adoption of the new revenue recognition standard and the Language Solutions disposition.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2018 and 2017

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2018	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
GAAP net earnings (loss)	$73.6	$(1.0)	$48.0	$18.9	$7.7

Adjustments
Income tax expense (benefit)	29.1	(2.4)	19.7	8.3	3.5
Interest expense-net	36.7	9.5	8.4	9.8	9.0
Investment and other income-net (1)	(18.3)	(2.7)	(14.0)	(0.8)	(0.8)
Depreciation and amortization	45.8	12.7	11.6	11.1	10.4
Restructuring, impairment and other charges-net	4.4	0.3	0.8	2.6	0.7
Share-based compensation expense	9.2	2.0	2.1	3.3	1.8
Spin-off related transaction expenses	20.1	0.2	3.7	8.4	7.8
Gain on sale of business	(53.8)	(0.3)	(53.5)	—	—
Disposition-related expenses (2)	6.8	0.3	4.5	1.5	0.5
Acquisition-related expenses	0.8	0.3	—	0.3	0.2
Investor-related expenses(3)	0.5	0.5	—	—	—
Total Non-GAAP adjustments	81.3	20.4	(16.7)	44.5	33.1

Non-GAAP adjusted EBITDA	$154.9	$19.4	$31.3	$63.4	$40.8

Net sales	$963.0	$200.3	$216.9	$290.6	$255.2
Non-GAAP adjusted EBITDA margin %	16.1%	9.7%	14.4%	21.8%	14.3%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2017	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
GAAP net earnings (loss)	$9.7	$(23.7)	$5.3	$18.8	$9.3

Adjustments
Income tax expense	46.5	24.5	2.1	13.1	6.8
Interest expense-net	42.9	10.2	10.6	11.0	11.1
Investment and other income-net (1)	(3.4)	(0.9)	(0.8)	(0.9)	(0.8)
Depreciation and amortization	44.5	12.8	10.6	10.9	10.2
Restructuring, impairment and other charges-net	7.1	0.7	(0.6)	3.2	3.8
Share-based compensation expense	6.8	1.6	1.7	2.4	1.1
Spin-off related transaction expenses	16.5	6.7	2.6	4.5	2.7
Acquisition-related expenses	0.2	0.2	—	—	—
Total Non-GAAP adjustments	161.1	55.8	26.2	44.2	34.9

Non-GAAP adjusted EBITDA	$170.8	$32.1	$31.5	$63.0	$44.2

Net sales	$1,004.9	$224.8	$222.6	$290.2	$267.3
Non-GAAP adjusted EBITDA margin %	17.0%	14.3%	14.2%	21.7%	16.5%

(1)

During the first quarter of 2018, the Company adopted ASU 2017-07, which resulted in the presentation of net pension income within investment and other income in the condensed consolidated statement of operations instead of selling, general and administrative expenses. Prior period net pension income was also reclassified.

(2)	Expenses incurred related to the disposition of the Company's Language Solutions business. Prior periods have been revised to reflect this adjustment.
(3)	Expenses incurred related to non-routine investor matters which include third-party advisory and consulting fees and legal fees.

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of December 31, 2018 and 2017

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2018		December 31, 2017
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0
Less: availability reduction from covenants	45.3		—
Amount available under the Revolving Facility	254.7		300.0

Usage
Borrowings under the Revolving Facility	—		—
Impact on availability related to outstanding letters of credit	—		—
Amount used under the Revolving Facility	—		—

Availability under the Revolving Facility	254.7		300.0

Cash (2)	47.3		52.0

Net Available Liquidity	$302.0		$352.0

Short-term debt	$—		$—
Long-term debt	362.7		458.3
Total debt	$362.7		$458.3

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2018 and 2017	$154.9		$170.8

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.3	x	2.7	x

Non-GAAP Net Debt (defined as total debt less cash)	$315.4		$406.3

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	2.0	x	2.4	x

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Net Leverage Ratio, both as defined and calculated in the Credit Agreement. There were no outstanding borrowings under the Revolving Facility as of December 31, 2018. Based on the Company’s results of operations for the twelve months ended December 31, 2018 and existing debt, the Company would have had the ability to utilize an incremental $254.7 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 37% and 30% of cash as of December 31, 2018 and 2017, respectively, was located outside of the U.S. The Company intends to repatriate certain foreign cash balances related to foreign earnings previously subject to U.S. tax. As the foreign earnings have previously been subject to U.S. tax, the Company estimates that the repatriation of the related foreign cash to the U.S. will create minimal additional tax expense. Repatriation of some foreign cash balances are further restricted by local laws.